As filed with the Securities and Exchange Commission on March 8, 2002
                                                 Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  RESONATE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                      7372                   94-3228496
(STATE OR OTHER JURISDICTION     (PRIMARY STANDARD           (I.R.S. EMPLOYER
    OF INCORPORATION OR       INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
       ORGANIZATION)                CODE NUMBER)

                             385 MOFFETT PARK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 2000 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                PETER R. WATKINS
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  RESONATE INC.
                             385 MOFFETT PARK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 548-5500
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                              AARON J. ALTER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
========================================= ========================= ====================== ====================== =================
                                                                          PROPOSED               PROPOSED
                                                   AMOUNT                  MAXIMUM                MAXIMUM             AMOUNT OF
         TITLE OF SECURITIES TO                    TO BE               OFFERING PRICE            AGGREGATE           REGISTRATION
             BE REGISTERED                     REGISTERED (1)           PER SHARE (2)       OFFERING PRICE (2)         FEE (2)
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
2000 Stock Plan.......................        1,348,172 shares           $2.79               $3,761,400           $   346.05
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
2000 Employee Stock Purchase Plan.....          674,086 shares           $2.79               $1,880,700           $   173.02
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
Total.................................        2,022,258 shares                               $ 5,642,100          $   519.07
========================================= ========================= ====================== ====================== =================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2) The Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be equal to $2.79 per share, the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq Stock Market on March 5, 2002.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


EXPLANATORY NOTE:

         This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 2,022,258 additional shares of Common Stock that may be issued under the Registrant's 2000 Stock Plan and 2000 Employee Stock Purchase Plan (collectively "the Plans") as a result of certain automatic annual increases in the number of shares authorized for issuance under the Plans. The contents of the Registrant's Form S-8 Registration Statements, Registration Nos. 333-43266 and 333-54574, dated August 8, 2000 and January 30, 2001, respectively, relating to the Registrant's 2000 Stock Plan and 2000 Employee Stock Purchase Plan, are incorporated herein by reference.

ITEM 8.       EXHIBITS

           EXHIBIT
           NUMBER       DOCUMENT
           ------       --------
            4.1*        Specimen Common Stock Certificate.
            5.1         Opinion of Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation, with respect to the
                        legality of the securities being registered.
           10.1*        Registrant's 2000 Stock Plan.
           10.2*        Registrant's 2000 Employee Stock Purchase Plan.
           23.1         Consent of Independent Auditors.
           23.2         Consent of Counsel (contained in Exhibit 5.1).
           24.1         Power of Attorney (see page II-2).
          ----------
          (*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-31730) declared effective by the Securities and Exchange Commission on August 2, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Resonate Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California, on March 8, 2002.

                             Resonate Inc.

                             By:  /s/Peter R. Watkins
                                  --------------------------------------------
                                  Peter R. Watkins
                                  President, Chairman of the Board and Chief
                                  Executive Officer




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Watkins and Robert C. Hausmann and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                         TITLE                                DATE
                   ---------                                         -----                                ----


    /s/Peter R. Watkins                           President, Chairman of the Board, Chief            March 8, 2002
--------------------------------------------      Executive Officer and Director (Principal
    Peter R. Watkins                              Executive Officer)

    /s/Robert C. Hausmann                         Chief Financial Officer (Principal                 March 8, 2002
--------------------------------------------        Financial and Accounting Officer)
    Robert C. Hausmann

    /s/Christopher C. Marino                      Director                                           March 8, 2002
--------------------------------------------
    Christopher C. Marino

    /s/I. Robert Greene                           Director                                           March 8, 2002
--------------------------------------------
    I. Robert Greene

    /s/Robert J. Finocchio, Jr.                   Director                                           March 8, 2002
--------------------------------------------
    Robert J. Finocchio, Jr.

    /s/Russell Siegelman                          Director                                           March 8, 2002
--------------------------------------------
    Russell Siegelman

    /s/John S. McFarlane                          Director                                           March 8, 2002
--------------------------------------------
    John S. McFarlane


                                INDEX TO EXHIBITS


     EXHIBIT
     NUMBER       DOCUMENT
     ------       --------
      4.1*        Specimen Common Stock Certificate.
      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, with respect to the legality of the securities being registered.
     10.1*        Registrant's 2000 Stock Plan.
     10.2*        Registrant's 2000 Employee Stock Purchase Plan.
     23.1         Consent of Independent Auditors.
     23.3         Consent of Counsel (contained in Exhibit 5.1).
     24.1         Power of Attorney (see page II-2).

----------
(*) Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-31730) declared effective by the Securities and Exchange Commission on August 2, 2000.